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                                AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION

                                         OF

                                EXE TECHNOLOGIES, INC.
                                ----------------------


          1.   NAME.  The name of the corporation is EXE Technologies, Inc.

          2. ADDRESS; REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office is 1201 Market Street, Suite 1600, Wilmington, Delaware 19801 and its registered agent is PHS Corporate Services, Inc.

          3. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

          4. NUMBER OF SHARES. The total number of shares of stock that the Corporation shall have authority to issue is: 200,000,000, consisting of 185,000,000 shares of voting Common Stock, par value of one cent ($.01) per share (the "Common Stock"), and 15,000,000 shares of Preferred Stock, par value of one cent ($.01) per share (the "Preferred Stock").

          5. PREFERRED STOCK. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock: (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled

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to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or that, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock undesignated as to any series and may be reclassified and reissued as part of any series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

               5.1 Subject to the provisions of any applicable law or of the Bylaws of the Corporation, as from time to time amended (the "Bylaws"), with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

               5.2 Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be


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issued for such consideration and for such corporate purposes as the Board of
Directors may from time to time determine.

          6. ELECTION OF DIRECTORS. Members of the Board of Directors of the Corporation (the "Board") may be elected either by written ballot or by voice vote.

          7. LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits. If the General Corporation Law is amended, or other Delaware law is enacted, to permit further elimination or limitation of the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended, or by such other Delaware law, as so enacted. Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          8.   INDEMNIFICATION.

               8.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.


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               8.2  The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

               8.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

               8.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

               8.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the Bylaws or under section 145 of the General Corporation Law or any other provision of law.

               8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or


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theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

               8.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

               8.8 Any director or officer of the Corporation serving in any capacity of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

               8.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

          9. ADOPTION, AMENDMENT AND/OR REPEAL OF BYLAWS. The Board may from time to time adopt, amend or repeal the Bylaws of the Corporation; PROVIDED, HOWEVER, that any Bylaws adopted or amended by the Board may be amended or repealed, and any Bylaws


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may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

          10.  CLASSES OF DIRECTORS.

               10.1 NUMBER OF CLASSES. The Board of Directors of the Corporation shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit as determined by the Board of Directors, which classes shall be designated Class I, Class II and Class III.

               10.2 TERM. Directors assigned to be the initial Class I directors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1999; directors assigned to be the initial Class II directors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2000; and, directors assigned to be the initial Class III directors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2001. Thereafter, at each annual meeting of stockholders of the Corporation, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years by a plurality vote of all votes cast at such meeting. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.

               10.3 INCREASE OR DECREASE IN NUMBER. Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in Section 10.1 herein. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in Section 10.1.

          11. REMOVAL OF DIRECTORS. No director of the Corporation (including those directors, if any, elected by holders of any series of Preferred Stock) may be removed at any time unless for cause. Upon finding of cause as determined by a majority of the Board of Directors (excluding the director who is the subject of removal), the director may be removed only upon the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the


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Corporation entitled to vote generally in the election of directors, considered for this purpose as one class, except as otherwise required by law.

          12. NO ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the stockholders of the Corporation shall be taken only at an annual or special meeting of the stockholders, and specifically shall not be taken upon the written consent of less than all of the stockholders entitled to vote thereon pursuant to Section 228 of the General Corporation Law.

          13. COMPROMISES WITH CREDITORS. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          IN WITNESS WHEREOF, EXE Technologies, Inc. has caused this Amended and Restated Certificate to be signed by its Chief Executive Officer and attested by its Secretary this ___th day of ______________________, 199__, which the undersigned certifies has been duly adopted in accordance with Section 228 of the General Corporation Law.

                                       EXE TECHNOLOGIES, INC.


                                       By:
                                          ------------------------------------
                                               Raymond R. Hood,
                                               Chief Executive Officer




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ATTEST:


By:
   --------------------------
     Christopher F. Wright,
     Secretary






















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